Exhibit 10.8

COMMERCIAL PURCHASE AGREEMENT AND DEPOSIT RECEIPT

THIS AGREEMENT (the “Agreement”) is made on this 31 day of August, 2006 by and between USA CoalGas, L.P., an Illinois limited partnership (the “Seller”) whose address is 5487 N. Milwaukee Avenue, Chicago, Illinois 60630-1249 and Wastech, Inc., its successors or assigns (the “Buyer”) whose address is 3 Broad Street, Suite 3-A, Charleston, South Carolina 29401.

WHEREAS, Seller is the owner of 695.18 acres of real estate, including all buildings and improvements and permanent fixtures thereupon, located in Christian County, State of Illinois, recorded August 18, 1997, No. R4688, which legal description is incorporated herein as Exhibit A (the “Property”);

WHEREAS, Seller is the owner of certain personal property on the Property, more specifically described and incorporated herein as Exhibit B (the “Assets”);

WHEREAS, the Property is subject to certain permit requirements pursuant to the Illinois Department of Natural Resources, No. IL0026913 (the “Permit”), attached hereto and incorporated herein by this reference on Schedule I, including the environmental surety bonding in the amount of Four Million Three Hundred Seventy Nine Thousand Six Hundred and Eight Dollars and No Cents ($4,379,608.00) (the “Bond”), a copy of which is attached hereto and incorporated herein by this reference on Schedule II.

WHEREAS, Seller is a party to that certain Lease and Easements Agreement (the “Lease”) between Libra Natural Resources, pls, a United Kingdom public limited company, dated January 13, 2006, a copy of which is attached hereto and incorporated herein by this reference on Schedule III;

WHEREAS, Seller is a party to that certain Coal Fines Supply Agreement (the “Coal Agreement”) between LNR Kincaid, LLC, a Delaware limited liability company, dated June 30, 2006, a copy of which is attached hereto and incorporated herein by this reference on Schedule IV; and

WHEREAS, Buyer agrees to buy the Property and Assets and Seller agrees to sell the Property and Assets, all on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Sale. At the “Closing”, as defined herein, the Seller agrees to sell and the Buyer agrees to buy the Property and Assets, subject to the Lease and Coal Agreement, as well as other conditions as specified herein, all at a purchase price of One Million Two Hundred Thousand Dollars and No Cents ($1,200,000.00) (the “Purchase Price).

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2. Purchase Price. At the Closing, Buyer shall pay unto Seller Six Hundred Thousand Dollars and No Cents ($600,000.00, and Six Hundred Thousand Dollars and No Cents ($600,000.00) due and payable twelve (12) months thereafter, pursuant to a promissory note (the “Note”), bearing simple interest at six percent (6%) per annum.

3. Permit and Bonding. At Closing, Buyer shall have successfully transferred the Bond and Permit in its own name, or that of its permitted assigns. It shall be a condition of Closing, that the transfer of the Bond and Permit shall be completed in a manner satisfactory to Seller, its partners and their counsel.  Furthermore, Buyer shall indemnify Seller and its partners from any liability arising from and after the Closing pertaining to the site, the Bond and the Permit.  Such indemnity shall be completely satisfactory to Seller, its partners, Buyer and their respective counsel.

4. Assignment of Seller’s Agreements. At Closing Buyer shall succeed to the rights and privileges of Seller, and shall assume the express obligations of Seller performable after the Closing pursuant to those leases, contracts, and other agreements, including the Lease and Coal Agreements, and only those leases, contracts, and other agreements of Seller, more specifically described and incorporated herein as Exhibit C (the “Assigned Contracts”), and attached hereto and incorporated herein by this reference on Schedule V, if not otherwise attached hereto, and shall be effected by special warranty deed, bills of sale, endorsements, assignments, or other instruments in such reasonable and customary form as shall be requested by Buyer; and Seller shall at any time and from time to time after the Closing, upon reasonable request, execute, acknowledge, and deliver such additional special warranty deed, bills of sale, endorsements, assignments, or other instruments and take such other actions as may be reasonably required to effectuate the transactions contemplated by this Agreement.  Seller shall grant and cause for the benefit of the Buyer the right to discuss any and all Assigned Contracts with the respective parties involved, including with specificity the Lease and Coal Agreements.

5. Deposit Monies. At execution of this Agreement, Buyer shall deposit Twenty-Five Thousand Dollars and No Cents ($25,000.00) to the trust account of Buyer’s legal counsel, as a refundable deposit, who by legal opinion shall verify the funds availability and relation as to this Agreement, to be distributed upon Closing hereof, if such shall occur.

6. Time and Place of Closing. Due to the Lease and Coal Agreement, the Bonding, as well as other usual and customary due diligence, Buyer and Seller agree that Closing shall take place on or before one hundred and twenty (120) days from the date of this Agreement, at a place and time mutually agreed to herein by the Buyer and Seller.  Seller agrees that this Agreement may be extended for an additional thirty-day (30) period.  Notwithstanding the foregoing, if Buyer, in diligent pursuit of compliance with specific provisions or requirements pursuant to this Agreement, requests additional time to Closing, such additional time period shall not be unreasonably withheld.

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7. Transfer of Ownership. At the Closing, the Seller will transfer ownership of the Property and Assets to the Buyer as provided for herein, by good and marketable title, free and clear of any liens or encumbrances.

8. Inspection, Physical Condition of the Property and Assets. This Property and Assets are being sold "as is." Seller does not make any claims or promises about the condition or value of any of the Property and Assets included in this sale. Buyer makes this offer in full reliance upon his own independent investigation and judgment. There are no verbal agreements, which modify or affect this offer.  Notwithstanding the foregoing, Buyer shall have the right to select licensed or other qualified professionals to inspect the Property and Assets, including but not limited to, general wear and tear, matters structural, geological, and environmental.

9. Taxes, Prepaid Items, and Additional Closing Costs. Except as otherwise provided herein, Seller will pay all sales, use, franchise, and other taxes and charges, which may become payable in connection with the sale of the Property and Assets pursuant to the terms of this Agreement, and any and all other taxes and charges accruing out of the operation of Seller’s Business prior to the Closing.

10. Risk of Loss. The Seller is responsible for any additional damage to the Property and Assets, except for normal wear and tear, until the Closing.

11. Property Lines. The Seller does have a survey for the Property and makes the representation that all buildings, driveways, and other improvements on the Property are within its boundary lines or that no improvements on adjoining properties extend across the boundary lines of this Property.

12. Ownership, Title Insurance. Buyer and Seller agree that Seller shall order a title binder for the Property from a title company authorized to do business in the State of Illinois in order to ensure a timely Closing as provided for herein. Buyer shall pay for all costs associated with these title charges except as indicated below. Seller's attorney shall provide Buyer's attorney with appropriate information regarding where title has been ordered. In the event that the subject transaction does not Close, through no fault of the Buyer, Seller shall be responsible for all title charges.

13. Assessments for Municipal Improvements. Seller will pay all unpaid assessments against the Property and Assets for work completed before the Closing.

14.  Adjustments at Closing. The Buyer and Seller agree to adjust the following expenses as of the date of Closing: municipal water and sewer charges, and real estate taxes, yet excluding any delinquent rents, which shall be considered additional Assets purchased by Buyer as provided for herein. The Buyer and Seller may require that any person with a claim or right affecting the property be paid off prior to Closing.

15. Possession. Buyer shall receive possession at the Closing of title.

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16. Damages. If this offer is accepted by the Seller, and the Seller's title is insurable and neglects or refuses to complete the purchase of this Property and Assets, and to execute and deliver all documents required, then the Seller will be held liable for any and all actual damages caused by such breach.  Further, the Parties agree that money damages alone shall not constitute an adequate remedy at law for the Buyer in the event of a breach by Seller in accordance with this Agreement, and that Buyer shall be entitled, at its sole option, to obtain specific performance by the Seller of the obligations hereunder and to seek other equitable remedies with respect to such default by the Seller.

17. Completed Agreement. This Agreement is the entire and only agreement between Buyer and Seller, and replaces and cancels any previous agreements between the Buyer and Seller, and may only be changed or modified by an agreement in writing signed by both Buyer and Seller.

18. Parties Liable. This Agreement is binding upon Buyer and Seller and all their heirs, successors and permitted assigns.

19. Notices. All notices under this contract must be in writing. The notices must be delivered personally or by certified mail, return receipt requested to the other party at the address written in this contract. Service of any notices to Buyer's attorney shall be deemed as notice to Buyer.

20. Broker's Commission. The Seller agrees to pay a commission fee of ___ percent (% ) of the Purchase Price to ______________________________ (the “Broker”). This commission is not earned or to be paid until the title has been transferred and the initial Purchase Price has been paid. This commission will be paid at the Closing, and taken out of the Seller's proceeds. Buyer represents that he has not used the services of any other broker than above named.

21. Assignability. This Agreement shall not be assignable by the Buyer without the Seller's written consent, except that Seller agrees that, without its consent this Agreement may be transferred to an entity or organization owned or controlled in the majority by Buyer.  Seller acknowledged that this Agreement will likely be assigned, and does not object to such assignment, to such an entity, Wastech of Illinois, Inc.

22. Offer to Purchase, Closing. This Agreement constitutes the Buyer's offer to purchase the subject Property and Assets, and that Closing, if this Agreement is accepted by Seller, is subject to Buyer’s of the relevant documents referenced herein, and shall be evidenced by Seller's execution of same.

23. Legal Representation. Buyer and Seller acknowledge that each has the right to hire a lawyer to represent respective interests in this Agreement, and each shall bear its own cost associated therewith.

24.  Representations and Warranties of Seller.  Seller represents and warrant, covenant and agree that:

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a.

Organization and Corporate Power.

Seller is an Illinois limited partnership, duly organized, validly existing, and in good standing under the laws of the State of Illinois and is thus duly authorized to execute and deliver and carry out the transactions contemplated by this Agreement.

b.

Due Authorization: Effect of Transaction.

No agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Seller is a party or by which Seller is bound, has been or will be violated by the execution and delivery by Seller of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Seller, enforceable in accordance with its terms. Seller is not in default in the performance, observance, or fulfillment of any of the terms or conditions.

c.

Liabilities.

Seller has no liabilities of any nature, whether absolute, contingent, or otherwise, other than liabilities subsequently incurred in the ordinary course of business. Seller is not in breach or default or in arrears in respect of the terms or conditions of any such liabilities and no waiver or forbearance has been granted by any holder of any such liability with respect to any such liability. All liabilities of Seller will be paid in full on or before the Closing.

d.

Personal Properties.

Seller owns and has good and marketable title to the Assets, including all the tangible and intangible personal property and assets, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character.  The Assets, taken as a whole, are in a state of good repair, and inventory is up to normal commercial standards and no inventory is obsolete or unmarketable. Upon the sale, assignment, transfer, and delivery of the Assets to Purchaser hereunder, there will be vested in Purchaser good and marketable title to the Assets, tangible and intangible personal property constituting a part thereof, free and clear of all mortgages, liens, encumbrances, equities, claims, and obligations to other persons, of whatever kind and character.

e.

Ordinary Course of Business.

Seller, from the date of this Agreement to the date of Closing, agrees that it

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(i)

will operate the Property in the normal, usual, and customary manner in the ordinary and regular course of business;

(ii)

will not sell or otherwise dispose of any of its Property or Assets;

(iii)

will not amend or terminate any outstanding lease, contract, or agreement, and

(iv)

will not suffer any material damage, destruction, or loss (whether or not covered by insurance) or any acquisition or taking of Property by any governmental authority;

e.

Litigation.

Seller represents that no litigation or legal or other actions, suits, proceedings, or investigations, at law or in equity, or before any federal, state, municipal, or other governmental department (including, without limitation, the National Labor Relations Board), commission, board, agency, or instrumentality, domestic or foreign, in which Seller or any of its employees or representatives, in such capacity, is engaged, or, to the knowledge and belief of Seller, is threatened in connection with the business or affairs or properties or assets of Seller. Seller is and at all times since its inception has been in compliance with all laws and governmental rules and regulations, domestic and foreign, and all requirements of insurance carriers, applicable to its Property or Assets.

f.

Tax Returns.

Seller has filed, in accordance with applicable law, all federal, state, county, and local income and franchise tax returns and all real and personal property tax returns that are required to be filed.  As of the date hereof, no tax liabilities have been assessed or proposed that remain unpaid, and Seller has not signed any extension agreement with the Internal Revenue Service or any state or local taxing authority. Seller has paid all taxes that have become due pursuant to such returns and has paid all installments of estimated taxes due. All taxes and other assessments and levies that Seller is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable.

g.

Insurance Policies.

All insurance policies pertaining to the Property and Assets are in force and effect. Seller is not in default under any such policy or policies. The insurance policies so listed and identified are sufficient in nature, scope, and amounts to insure adequately the Property and Assets of Seller. Seller has not been refused insurance by any insurance carrier to which it has applied for insurance.

25.  Representations and Warranties of Buyer.  Buyer represents and warrant, covenant and agree that:

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a.

Organization and Corporate Power.

Seller is an Oklahoma corporation, duly organized, validly existing, and in good standing under the laws of the State of Oklahoma and is thus duly authorized to execute and deliver and carry out the transactions contemplated by this Agreement.

b.

Due Authorization: Effect of Transaction.

No agreement, instrument, or understanding, or any judgment, decree, rule, or regulation, to which Buyer is a party or by which Buyer is bound, has been or will be violated by the execution and delivery by Buyer of this Agreement or the performance or satisfaction of any agreement or condition herein contained upon its part to be performed or satisfied, and all requisite authorizations for such execution, delivery, performance, and satisfaction have been duly obtained. Upon execution and delivery, this Agreement will be a legal, valid, and binding obligation of Buyer, enforceable in accordance with its terms. Buyer is not in default in the performance, observance, or fulfillment of any of the terms or conditions.

26.

Conditions Precedent to Closing.  The obligations of Buyer hereunder are subject to the fulfillment to the reasonable satisfaction of the Buyer, prior to or at the Closing, of each of the following conditions precedent:

a.

No Opposition.

No suit, action, or proceeding shall be pending or threatened at any time prior to or on the Closing before or by any court or governmental body (a) seeking to restrain or prohibit, or to obtain damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; or (b) that might materially and adversely affect the Property or Assets.

b.

Licenses, Approvals, Etc.

Seller shall have assigned to Buyer, to the extent permissible, or Buyer shall have obtained, all such permits, licenses, approvals, authorizations, variances, agreements, and warranties from federal, state, and local governmental authorities, which Buyer shall, in the exercise of its sole discretion, deem necessary or desirable for the operation by Buyer of the Property and the Assets.

c.

Insurance.

Seller shall have obtained appropriate binders or consents as to the Bond or any other policies of insurance relative to Closing under this Agreement.

d.

Representations and Covenants.

The representations and warranties of Seller contained in this Agreement or otherwise made in writing, pursuant hereto or otherwise made in connection with the transactions contemplated hereby, shall be true and correct at and as of the Closing with the same force and effect as though made on and as of such date; each and all of the covenants, agreements, and conditions to be performed or satisfied by Seller hereunder at or prior to the Closing shall have been duly performed or satisfied; and Seller shall have furnished Buyer with such certificates and other documents evidencing the truth of such representations and warranties and the performance and satisfaction of such covenants, agreements, and conditions as Buyer shall have reasonably requested.

e.

Satisfaction of Counsel.

The validity of all transactions herein mentioned, as well as the form and substance of all opinions, bills of sale, assignments, documents, and other instruments hereunder, shall be satisfactory in all reasonable respects to legal counsel of Buyer.

27.  Arbitration, Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made in Illinois, and without regard to its principles of conflicts of laws.  Any dispute under this Agreement shall be submitted to arbitration with the American Arbitration Association (the “AAA”) in Illinois, and shall be finally and conclusively determined by the decision of a board of arbitration selected as according to the rules governing the AAA.  In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Illinois.  Any decision made by the Board of Arbitration shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorneys’ fees, in connection with such arbitration.

BUYER:

WASTECH, INC.

By:

Name:

Its:

SELLER:

USA COALGAS, L.P.

By:

Name:

Its:

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